UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2009

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

First Horizon revises net loss available to common shareholders and earnings per share

FHN management has reviewed industry presentations of the preferred stock dividends related to the U.S. Treasury Capital Purchase Program (CPP) and has determined to revise the net loss available to common shareholders and earnings per share presentations for the three and twelve months ended December 31, 2008, previously released on January 16, 2009.  In order to reflect the cumulative nature of the CPP preferred, First Horizon will reflect the accumulated portion of the quarterly dividend attributable to the period the shares were outstanding in 2008 as an adjustment to net loss available to common shareholders and diluted earnings per share.   Although the accumulated dividends are presented as an adjustment to 2008 earnings per share, consistent with First Horizon’s internal policy, the quarterly preferred dividends were actually accrued when declared by the board of directors in the first quarter of 2009.   As a result, the effect of this revision will only impact the earnings per share items noted below.  The attached revised table reflects the updated return on average common equity ratio (ROE) due to the income statement presentation adjustment.  Previously released balance sheet items and capital ratios are unaffected by this revision.

Revised net loss available to common shareholders for the fourth quarter 2008 is $63.1 million or $.31 per diluted share.   For the twelve months ended December 31, 2008, revised net loss available to common shareholders is $199.4 million or $1.10 per diluted share.  Previously released net loss was $55.7 million or $.27 per diluted share for the fourth quarter 2008 and $192.0 million or $1.06 per diluted share for the twelve months ended December 31, 2008.   The revised financial results are summarized in the table presented as an exhibit to Item 9.01 to this Form 8-K. There is no public announcement of the new information in this Report, including its exhibit, other than this Report.

This report, including its exhibit, contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, natural disasters, and items already mentioned in this report, as well as critical accounting estimates and other factors described in First Horizon’s recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of First Horizon National Corporation’s (“Corporation”) previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description

99.1	Revised Summary Quarterly Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    First Horizon National Corporation
                      (Registrant)

Date: January 27, 2009	By: /s/ James F. Keen
Name: James F. Keen
Title: Executive Vice President and
Chief Accounting Officer

EXHIBIT INDEX

The following exhibit is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of First Horizon National Corporation’s (“Corporation”) previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

EX-99.1                                Revised Summary Quarterly Results